

<ARTICLE> 9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE CURRENT
REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 1995 AND IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS AND ACCOMPANYING DISCLOSURES.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                           6,801
<INT-BEARING-DEPOSITS>                           8,738
<FED-FUNDS-SOLD>                                 7,594<F1>
<TRADING-ASSETS>                                37,875
<INVESTMENTS-HELD-FOR-SALE>                     13,730
<INVESTMENTS-CARRYING>                           5,046
<INVESTMENTS-MARKET>                             4,648
<LOANS>                                        158,187
<ALLOWANCE>                                      5,308
<TOTAL-ASSETS>                                 256,994
<DEPOSITS>                                     163,122
<SHORT-TERM>                                    16,662<F2>
<LIABILITIES-OTHER>                              9,110
<LONG-TERM>                                     17,375
<COMMON>                                           441
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                      4,020
<OTHER-SE>                                      15,038
<TOTAL-LIABILITIES-AND-EQUITY>                 256,994
<INTEREST-LOAN>                                  8,709
<INTEREST-INVEST>                                  751
<INTEREST-OTHER>                                 1,850
<INTEREST-TOTAL>                                11,310
<INTEREST-DEPOSIT>                               4,434
<INTEREST-EXPENSE>                               6,517
<INTEREST-INCOME-NET>                            4,793
<LOAN-LOSSES>                                      884
<SECURITIES-GAINS>                                  44
<EXPENSE-OTHER>                                  1,824
<INCOME-PRETAX>                                  2,757
<INCOME-PRE-EXTRAORDINARY>                       1,682
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     1,682
<EPS-PRIMARY>                                     3.47
<EPS-DILUTED>                                     3.09
<YIELD-ACTUAL>                                    4.32<F3>
<LOANS-NON>                                      4,349<F4>
<LOANS-PAST>                                       993<F5>
<LOANS-TROUBLED>                                   385<F6>
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 5,155
<CHARGE-OFFS>                                    1,027
<RECOVERIES>                                       303
<ALLOWANCE-CLOSE>                                5,308<F7>
<ALLOWANCE-DOMESTIC>                                 0<F8>
<ALLOWANCE-FOREIGN>                                  0<F9>
<ALLOWANCE-UNALLOCATED>                              0<F10>

<F1>Includes Securities Purchased Under Resale Agreements.
<F2>Purchased Funds and Other Borrowings.
<F3>Taxable Equivalent Basis.
<F4>Includes $1,652MM of cash-basis commercial loans and $2,697MM of consumer loans on which accrual of interest has been suspended.
<F5>Accruing loans 90 or more days delinquent.
<F6>Represents commercial renegotiated loans.
<F7>Allowance activity for the six months of 1995 includes ($7MM) in other changes, principally net transfers to the reserve for Global Consumer sold portfolios offset by the effect of foreign exchange translation.
<F8>No portion of Citicorp's credit loss allowance is specifically allocated to any individual loan or group of loans, however, $1,800MM of the allowance at
December 31, 1994 was attributed to operations outside the U.S. (see Note 10 to the 1994 Annual Report).
<F9>See Footnote F8 above.
<F10>See Footnote F8 above.

